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                                                                     EXHIBIT 5.2


                             SUBSCRIPTION AGREEMENT





International Isotopes Inc.
3100 Jim Christal Road
Denton, Texas  76207

Gentlemen:

         The undersigned (the "Subscriber") requests the opportunity to subscribe for the number of Units, each consisting of one (1) share of the common stock, $.01 par value per share (the "Stock") and one (1) warrant to purchase an additional share of Stock at an exercise price of $10.00 per share ("Warrants"), of International Isotopes Inc., a Texas corporation (the "Corporation"), set forth on the signature page hereto, at a purchase price of $9.10 per Unit. The undersigned previously participated in the Corporation's private placement pursuant to the Private Placement Memorandum dated September 17, 1998 (the "1998 Private Placement").

         The Subscriber hereby acknowledges that the Subscriber has had full and complete access to all information regarding the Corporation and has had the opportunity to review documents provided by the Corporation regarding the proposed purchase of Units including but not limited to (i) the Company's annual report on Form 10K for the fiscal year ended December 31, 1998, (ii) a draft of the Company's Proxy Statement for the 1999 annual meeting, as filed with the Securities and Exchange Commission on April 30, 1999 and (iii) the Offer Letter from the Company dated May 1, 1999 (together the "Offering Materials"). The Subscriber also has had the opportunity to ask questions of the Corporation's officers or directors, and to receive information satisfactory to the Subscriber in response to such questions and inquiries.

         1. Subscription. The Subscriber hereby irrevocably tenders this subscription (the "Subscription") for the Units and agrees to make a payment in the amount set forth on the signature page hereto within 30 days of the Corporation's acceptance of this Subscription. The Subscriber hereby confirms the information contained in the Subscriber's Investor Suitability Questionnaire provided by the Subscriber to the Corporation in connection with the 1998 Private Placement.

         It is understood and agreed that the Corporation shall have the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part, and that this Subscription shall be deemed to be accepted by the Corporation only when this Subscription Agreement is signed by the Corporation. In the event this Subscription is not accepted by the Corporation, the Subscriber will not be requested to submit payment for the Units subscribed. The Subscriber understands that this Subscription constitutes an absolute obligation.

         2. Representations and Warranties of the Subscriber. The Subscriber understands that the Units will be offered and sold in reliance upon certain exemptions from the securities registration provisions of the Securities Act of 1933, as amended (the "1933 Act"). As a condition to purchasing the Units, and for the purposes of the above-mentioned exemptions and/or qualifications to the extent applicable, and knowing that the Corporation will rely upon the statements made herein for such exemptions, and in determining the suitability of the investment for the Subscriber, the Subscriber hereby represents and warrants to the Corporation as follows:

         (a) The offering of the Units was made only through direct, personal contact between the undersigned and a representative of the Corporation;






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         (b) The Subscriber understands that the Corporation will rely on the accuracy and completeness of the information set forth herein and in the Investor Suitability Questionnaire in complying with its obligations under applicable state and federal securities statutes and regulations;

         (c) The Subscriber has been advised that the Units have not been registered with the Securities and Exchange Commission under the 1933 Act or with any state securities regulatory agency and understands that the Units are being offered in reliance upon certain exemptions from registration under applicable state and federal securities statutes;

         (d) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Corporation and the suitability of the Units subscribed for as an investment, and has had the opportunity to consult with an attorney, an accountant, and/or a personal advisor with respect to the investment in the Units;

         (e) The Units for which the Subscriber hereby subscribes will be acquired for the Subscriber's own account for investment and not with the view toward resale or redistribution; also, the Subscriber is not buying its Units as a nominee for any other person, and the Subscriber does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the Subscriber to sell the Units subscribed for;

         (f) The Subscriber warrants that no representations or warranties have been made to him by the Corporation as to the tax consequences of this investment, or as to any profits, losses, cash flow, projected return, or investment outcome which may be received or sustained as a result of this investment;

         (g) The Subscriber acknowledges that any financial projections prepared by the Corporation and any other forward looking information are based upon management=s beliefs as of the date hereof, that they are subject to certain risks, uncertainties, and assumptions, that actual results could deviate materially from those projected, and that the Corporation does not undertake any duty to update such information;

         (h) The Subscriber is able to bear the economic risk of the investment in the Units subscribed for and has sufficient net worth to sustain a loss of the Subscriber's entire investment in the Corporation without material economic hardship if such a loss should occur;

         (i) The Subscriber acknowledges that the Corporation has made available to the Subscriber or other personal advisors the opportunity to obtain additional information to verify the accuracy of the information provided by the Corporation and to evaluate the risks and merits of this investment;

         (j) The Subscriber acknowledges that all information made available to the Subscriber or the Subscriber=s personal advisors in connection with an investment in the Units is and shall remain confidential in all respects and may not be reproduced, distributed, or used for any other purpose without the consent of the Corporation;

         (k) The Subscriber has had an opportunity to ask questions of and receive satisfactory answers from the Corporation or any person or persons acting on the Corporation's behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Subscriber;

         (l) The Subscriber, if an individual, represents that he/she/it is a bona fide resident and domiciliary, not a transient or temporary resident, of the state set forth on the signature page hereto. If the Subscriber is a corporation, trust, or other entity, it represents that it was incorporated or organized under the laws of the state(s) shown on the signature page hereof; and if the Subscriber is a partnership, it represents that all of its general partners are bona fide residents and domiciliaries, not transients or temporary residents, of the state(s) shown on the signature page hereof; and if the undersigned is a corporation, trust, partnership, or other entity, it represents that it was not organized for the specific purpose of acquiring the Units;






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         (m) The Subscriber acknowledges and agrees that the Subscriber is not entitled to cancel, terminate, or revoke this Subscription or any agreements the Subscriber delivers hereunder;

         (n) The funds to be tendered for the purchase of the Units subscribed for will not represent funds borrowed by the Subscriber from any person or lending institution except to the extent that the Subscriber has a source of repaying such funds other than from the sale of the Units. The Units will not have been, and will not be, pledged or otherwise hypothecated for any such borrowing;

         (o) The Subscriber and the persons executing on behalf of the Subscriber have all requisite power and authority to enter into this Subscription Agreement and to perform all of the obligations required to be performed by the Subscriber as a purchaser of the Units;

         (p) The certificate(s) evidencing the Stock and the Warrants will bear legends referring to the restrictions on transferability as a result of the applicability of federal and state securities laws to any transfer thereof.

         (q) An investment in the Corporation involves certain risks, including but not limited to those described in the Offering Materials and the Subscriber has taken full cognizance of and understands all of the risks related to the purchase of the Units;

         (r) The Subscriber, if an individual, represents that either: his/her individual net worth or joint net worth with his/her spouse, if any, exceeds $1,000,000 or he/she had an individual income in excess of $200,000 in each of the two most recent years or joint income with his/her spouse, if any, in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (s) The Subscriber, if other that an individual, represents that it meets the definition of an accredited investor,@ as such term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act; and

         (t) All information supplied by the Subscriber in the Investor Suitability Questionnaire is true and correct as of the date hereof, and if the Subscriber discovers on any subsequent date that such information was not true and correct when submitted to the Corporation, the Subscriber will immediately notify the Corporation of such inaccuracy.

         3. Indemnification and Release. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties, and covenants made herein and that the Corporation and/or its agents have relied upon such representations, warranties, and covenants in determining the Subscriber's qualification and suitability to purchase the Units. The Subscriber hereby agrees to indemnify, defend, and hold harmless the Corporation and its officers, directors, employees, agents, representatives, and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments, or amounts paid in settlement of actions arising out of or resulting from (a) the untruth of any representation herein (or in the Investor Suitability Questionnaire) or the breach of any Subscriber warranty or covenant herein (or in the Investor Suitability Questionnaire), and (b) violation by the Corporation and its officers, directors, employees, agents, representatives and controlling persons of any federal securities act or state securities act by reason of a breach of any warranty, representation, covenant, or agreement made by the Subscriber in connection with the purchase of the Units.

         4. Survival. All representations, warranties, and covenants contained in this Subscription Agreement and the indemnification recited above, shall survive:

         (a) the acceptance of the Subscription Agreement by the Corporation;

         (b) changes in the transactions, documents, and instruments described herein which are not material or which are to the benefit of the Subscriber; and






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         (c) the death, disability, termination, or dissolution of the
Subscriber or any partner thereof.

The obligation of the Corporation to sell the Units specified herein to the Subscriber is subject to the condition that the representations and warranties of the Subscriber contained herein and in the Investor Suitability Questionnaire shall be true and correct on and as of the acceptance of this Subscription Agreement in all respects with the same effect as through such representations and warranties have been made on and as of that date.

         5. Limitation on Transfer of Interests. The Subscriber acknowledges that the Subscriber is aware that there are substantial restrictions on the transferability of the Units. Since the Units will not be registered under the 1933 Act or any applicable state securities laws, the Units may not be, and the Subscriber agrees that it shall not be, sold unless the Subscriber complies with the terms of the restrictive legend on the Stock and Warrants. The Subscriber also acknowledges that the Subscriber shall be responsible for compliance with all conditions on transfer imposed by any blue sky or securities law administrator and for any expenses incurred by the Corporation for legal or accounting services in connection with reviewing such a proposed transfer.

         6. Registration of Stock. The Subscriber is subscribing for the Units subject to the Company's promise to use its best efforts to file a Registration Statement with the SEC within 45 days, and to have such Registration Statement declared effective within 90 days, of the purchase of the Units, registering the Stock and the shares underlying the Warrants for resale by the Subscriber.

         7. Miscellaneous.

         (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the Subscriber, at the address set forth below, and if to the Corporation, at 3100 Jim Christal Road, Denton, TX 76207, Attn: Ira Lon Morgan and Carl Seidel.

         (b) This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

         (c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

         (d) This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, legal representatives, administrators, successors, and assigns of the Subscriber.

         (e) The recitals are incorporated in and made a part of this Subscription. Titles of articles, paragraphs, and subparagraphs are used for convenience only and are not a part of the text. All terms used in any one number or gender shall be construed to include any other number or gender as the context may require.


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         IN WITNESS WHEREOF, the Subscriber has executed this Subscription
Agreement on the date set forth below.



                  Number of Units Subscribed for:
                                                 ---------------------

                  Total Purchase Price for Units:
                                                 ---------------------

Title to the Stock and Warrants will be held as follows (check one):


                     Sole Ownership
               -----

                     Husband and wife, as community property
               -----

                     Married person, as separate property
               -----

                     Joint tenant, with right of survivorship
               -----

                     Tenants in common
               -----


                              INDIVIDUAL INVESTORS




---------------------------------------
Signature of Subscriber                        Signature of spouse or Co-Owner,
                                                    if applicable




---------------------------------------
Printed Name of Subscriber                          Printed Name of spouse
                                                    or Co-Owner, if applicable




---------------------------------------
Date                                                Date




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                                ENTITY INVESTORS





                                    Printed name of person or entity




                                    By:
                                    Signature of authorized representative


                                    Printed Name of Authorized
                                    Representative:

                                    Title of Authorized
                                    Representative:


                                    Date:




ACCEPTANCE:

International Isotopes Inc.


By:

    Carl Seidel, President


Date:
     ---------------------------